Exhibit 99.1

Cohu Reports Second Quarter Operating Results

POWAY, Calif., July 20, 2011 — Cohu, Inc. (NASDAQ:COHU) today reported fiscal 2011 second quarter net sales of $80.9 million and GAAP net income of $5.1 million or $0.21 per share. Net sales for the first six months of 2011 were $170.6 million and GAAP net income was $11.6 million or $0.47 per share.

The Company also reported non-GAAP results, with second quarter 2011 net income of $6.8 million or $0.28 per share and net income of $15.5 million or $0.63 per share for the first six months of 2011.

GAAP Results

	Q2 FY 2011	Q1 FY 2011	Q2 FY 2010
Net sales	$80.9 million	$89.7 million	$74.9 million
Net income	$5.1 million	$6.6 million	$6.7 million
Income per share	$0.21	$0.27	$0.28

	6 Months 2011	6 Months 2010
Net sales	$170.6 million	$139.7 million
Net income	$11.6 million	$7.6 million
Income per share	$0.47	$0.32

Non-GAAP Results

	Q2 FY 2011	Q1 FY 2011	Q2 FY 2010
Non-GAAP net income	$6.8 million	$8.8 million	$8.7 million
Non-GAAP income per share	$0.28	$0.36	$0.36

	6 Months 2011	6 Months 2010
Non-GAAP net income	$15.5 million	$11.8 million
Non-GAAP income per share	$0.63	$0.49

Sales of semiconductor equipment accounted for 86.1% of fiscal 2011 second quarter sales. Microwave communications equipment and video cameras and related equipment contributed 7.3% and 6.6%, respectively, for the same period.

Orders were $80.6 million for the second quarter of 2011 and $75.3 million for the first quarter of 2011. Orders for semiconductor equipment were $69.1 million in the second quarter of 2011 compared to $61.1 million in the first quarter of 2011. Total consolidated backlog was $84.9 million at June 25, 2011 compared to $85.2 million at March 26, 2011. Cohu expects third quarter 2011 sales to be approximately $70 million.

James A. Donahue, Chairman, President and Chief Executive Officer stated, “Cohu’s semiconductor equipment operations achieved another strong quarter, with sales above expectations and a 13% sequential increase in orders, driven by demand for our high-speed pick-and-place test handlers and proprietary thermal handling product line.”

Donahue concluded, “Long term prospects are excellent, but some customers have recently become more cautious amid reports of slowing sales and growing inventories.”

Cohu’s Board of Directors approved a quarterly cash dividend of $0.06 per share payable on October 28, 2011 to shareholders of record on September 2, 2011. Cohu has paid consecutive quarterly cash dividends since 1977.

Use of Non-GAAP Financial Information:

Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets and inventory step-up adjustments. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Income.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain matters discussed in this release, including statements concerning Cohu’s expectations of business conditions, orders, sales, revenues and operating results are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; our reliance on third-party contract manufacturers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; customer orders may be canceled or delayed; inventory, goodwill and other intangible asset write-downs; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.

About Cohu:

Cohu is a supplier of test handling, burn-in, thermal subsystems and MEMS test solutions used by the global semiconductor industry, microwave communications and video equipment.

Cohu will be conducting their conference call on Wednesday, July 20, 2011 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones - Investor Relations (858) 848-8106

COHU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended (1)		Six Months Ended (1)
	June 25, 2011	June 26, 2010	June 25, 2011	June 26, 2010
Net sales	$80,896	$74,869	$170,596	$139,699
Cost and expenses:
Cost of sales	54,349	47,441	115,234	92,272
Research and development	9,284	9,012	18,367	17,661
Selling, general and administrative	11,434	9,489	23,524	19,368

	75,067	65,942	157,125	129,301

Income from operations	5,829	8,927	13,471	10,398
Interest and other, net	116	138	226	312

Income before income taxes	5,945	9,065	13,697	10,710
Income tax provision	895	2,367	2,073	3,105

Net income	$5,050	$6,698	$11,624	$7,605

Income per share:
Basic	$0.21	$0.28	$0.48	$0.32

Diluted	$0.21	$0.28	$0.47	$0.32

Weighted average shares used in computing income per share:
Basic	24,103	23,657	24,060	23,603

Diluted	24,484	24,086	24,483	23,978

(1)	The three- and six-month periods ended June 25, 2011 and June 26, 2010 were each comprised of 13 weeks and 26 weeks, respectively.

COHU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands) (Unaudited)

	June 25, 2011	December 25, 2010
Assets:
Current assets:
Cash and investments	$101,392	$98,175
Accounts receivable	53,323	66,801
Inventories	76,656	63,224
Deferred taxes and other	12,935	12,017

Total current assets	244,306	240,217
Property, plant & equipment, net	39,006	39,804
Goodwill	61,361	58,498
Intangible assets, net	26,166	26,523
Other assets	1,052	1,001

Total assets	$371,891	$366,043

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$7,653	$14,834
Other current liabilities	49,888	56,700

Total current liabilities	57,541	71,534
Deferred taxes and other noncurrent liabilities	19,887	19,784
Stockholders’ equity	294,463	274,725

Total liabilities & stockholders’ equity	$371,891	$366,043

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	June 25, 2011	March 26, 2011	June 26, 2010
Income from operations - GAAP basis (a)	$5,829	$7,642	$8,927
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	90	92	68
Research and development	266	336	204
Selling, general and administrative	582	620	474

	938	1,048	746
Amortization of intangible assets included in (c):
Cost of goods sold	930	1,222	1,284
Research and development	—	—	—
Selling, general and administrative	171	196	204

	1,101	1,418	1,488

Income from operations - non-GAAP basis (d)	$7,868	$10,108	$11,161

Net income - GAAP basis	$5,050	$6,574	$6,698
Non-GAAP adjustments (as scheduled above)	2,039	2,466	2,234
Tax effect of non-GAAP adjustments (e)	(321)	(280)	(274)

Net income - non-GAAP basis	$6,768	$8,760	$8,658

GAAP net income per share - diluted	$0.21	$0.27	$0.28
Non-GAAP net income per share - diluted (f)	$0.28	$0.36	$0.36

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	7.2%, 8.5% and 11.9% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, restricted stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco for the three months ended June 25, 2011 and the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH and the fiscal 2006 acquisition of Unigen for all other periods.
(d)	9.7%, 11.3% and 14.9% of net sales, respectively.
(e)	To adjust the provision for income taxes related to the adjustments described in notes (b), (c) and (d) above based on applicable tax rates.
(f)	Computed using number of GAAP diluted shares outstanding for each period presented.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Six Months Ended
	June 25, 2011	June 26, 2010
Income from operations - GAAP basis (a)	$13,471	$10,398
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	182	149
Research and development	602	466
Selling, general and administrative	1,202	966

	1,986	1,581
Amortization of intangible assets included in (c):
Cost of goods sold	2,152	2,645
Research and development	—	—
Selling, general and administrative	367	420

	2,519	3,065
Inventory step-up included in costs of goods sold (d)	—	180

Income from operations - non-GAAP basis (e)	$17,976	$15,224

Net income - GAAP basis	$11,624	$7,605
Non-GAAP adjustments (as scheduled above)	4,505	4,826
Tax effect of non-GAAP adjustments (f)	(601)	(658)

Net income - non-GAAP basis	$15,528	$11,773

GAAP net income per share - diluted	$0.47	$0.32
Non-GAAP net income per share - diluted (g)	$0.63	$0.49

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management has excluded inventory step-up costs associated with our acquisition of Rasco, primarily because it is not reflective of our ongoing operating results, and is not used by management to assess the core profitability of our business operations. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	7.9% and 7.4% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, restricted stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH and the fiscal 2006 acquisition of Unigen.
(d)	To eliminate the inventory step-up associated with certain semiconductor test systems sold.
(e)	10.5% and 10.9% of net sales, respectively.
(f)	To adjust the provision for income taxes related to the adjustments described in notes (b), (c) and (d) above based on applicable tax rates.
(g)	Computed using number of GAAP diluted shares outstanding for each period presented.